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                                                                     EXHIBIT 10


                        O ' M E L V E N Y  &  M Y E R S
                   4 0 0   S O U T H   H O P E   S T R E E T
      L O S  A N G E L E S,  C A L I F O R N I A   9 0 0 7 1-2 8 9 9
                            TELEPHONE (213) 669-6000
                            FACSIMILE (213) 669-6407


                               December 14, 1995


 WRITER'S DIRECT DIAL NUMBER                                 OUR FILE NUMBER
(213) 669-6690                                                 019,613-999
                                                              LA1-688844.V1




Van Kampen American Capital High
   Income Corporate Bond Fund
2800 Post Oak Boulevard
Houston, TX  77056

Ladies and Gentlemen:

                 At your request, we have examined the form of Post-Effective Amendment No. 36 to Registration Statement No. 2-62115 to be filed by you with the Securities and Exchange Commission on Form N-1A in connection with the registration under the Securities Act of 1933 of 12,105,888 of your shares of beneficial interest, $.01 par value (the "Shares"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization, issuance and sale of the Shares.

                 Based upon our examination and upon our knowledge of your corporate activities, it is our opinion that the Shares will, when issued and sold in the manner described in the Registration Statement at a price in excess of par value, be validly issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                         Respectfully submitted,


                                                         /s/ O'MELVENY & MYERS
                                                         ---------------------
                                                         0'MELVENY & MYERS